                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 167;240.14a-12

                               Respironics, Inc.
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                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
    0-11.

    1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    2)  Aggregate number of securities to which transaction applies:

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    3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    4)  Proposed maximum aggregate value of transaction:

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    5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

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    2)  Form, Schedule or Registration Statement No.:

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    3)  Filing Party:

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    4)  Date Filed:

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

[LOGO] RESPIRONICS INC.

Dear Shareholder:

   You are cordially invited to join us for our Annual Meeting of Shareholders to be held this year on Monday, November 18, 2002, at 5:15 p.m. (local time) at the Company's Corporate Headquarters facility at 1010 Murry Ridge Lane, Murrysville, Pennsylvania.

   The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

   Representatives of the Company will be available after the meeting. Please also take this opportunity to view Respironics products, which will be on display.

   Your vote is important. Whether you own a few or many shares of Respironics stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the meeting by signing the accompanying proxy card and promptly returning it in the enclosed envelope.

                                          Very truly yours,
                                          /s/ James Liken

                                          James W. Liken
                                          President and Chief Executive Officer
                                          October 14, 2002

                               RESPIRONICS, INC.

                             1010 Murry Ridge Lane
                        Murrysville, Pennsylvania 15668

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               -----------------

   The Annual Meeting of Shareholders of Respironics, Inc. will be held at the Company's Corporate Headquarters facility at 1010 Murry Ridge Lane, Murrysville, Pennsylvania on Monday, November 18, 2002 at 5:15 p.m. for the following purposes:

   (1) To elect three directors;

   (2) To ratify the selection of auditors to examine the consolidated financial statements of the Company for the fiscal year ending June 30, 2003; and

   (3) To transact such other business as may properly come before the meeting.

   Please refer to the accompanying Proxy Statement for a description of the matters to be considered at the meeting.

   Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage.

                                          Dorita A. Pishko
                                          Corporate Secretary

October 14, 2002

                               RESPIRONICS, INC.

                             1010 Murry Ridge Lane
                        Murrysville, Pennsylvania 15668

                               -----------------

                                PROXY STATEMENT

                               -----------------

          Annual Meeting of Shareholders to be Held November 18, 2002

GENERAL

   The enclosed proxy is solicited on behalf of the Board of Directors of Respironics, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at 5:15 p.m., on Monday, November 18, 2002 at the Company's Corporate Headquarters facility at 1010 Murry Ridge Lane, Murrysville, Pennsylvania. The accompanying Notice of Annual Meeting of Shareholders sets forth the purposes of the meeting.

   The enclosed proxy may be revoked at any time before its exercise by giving notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement.

   It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders of the Company on or about October 18, 2002. The Company's Annual Report to Shareholders for 2002 is enclosed with this Proxy Statement but does not form a part of the proxy soliciting material.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   If any shareholder wishes to present a proposal at the 2003 Annual Meeting of Shareholders, the proposal must be received by the Secretary of the Company by June 10, 2003 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 2003 Annual Meeting. The Bylaws of the Company require that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in the Bylaws, so that it is received by the Company not later than the notice deadline determined under the Bylaws. This notice deadline will generally be 90 days prior to the anniversary of the Company's Proxy Statement for the previous year's annual meeting, or July 15, 2003 for the Company's Annual Meeting in 2003. Any shareholder proposal received by the Secretary of the Company after July 15, 2003 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The 2003 Annual Meeting is presently scheduled for November 17, 2003.

VOTING SECURITIES AND RECORD DATE

   Holders of the Company's Common Stock of record as of the close of business on October 4, 2002 (the "record date") are entitled to receive notice of and to vote at the 2002 Annual Meeting. On the record date, the Company had outstanding 33,358,807 shares of Common Stock, the holders of which are entitled to one vote per share. These shares outstanding exclude 3,588,358 shares held by the Company in treasury.

SECURITY OWNERSHIP

  Management

   The following table shows the number of shares of Common Stock beneficially owned by each director and nominee for director of the Company, each of the officers of the Company named in the Summary Compensation

Table herein and by all directors, nominees and executive officers of the Company as a group, as of the record date. As used herein, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). A person is deemed, as of any date, to have "beneficial ownership" of any security that the person has the right to acquire within 60 days after that date.

                                                                         Amount and
                                                                         Nature of  Percent
                                                                         Beneficial   of
Name of Beneficial Owner                                                 Ownership   Class
------------------------                                                 ---------- -------
Douglas A. Cotter (1)...................................................    31,223   0.09%
J. Terry Dewberry (1) (3)...............................................    40,956   0.12%
James H. Hardie (1) (4).................................................    55,065   0.16%
Donald H. Jones (1).....................................................    37,518   0.11%
Joseph C. Lawyer (1) (5)................................................    13,556   0.04%
James W. Liken (2)......................................................   511,714   1.52%
Candace L. Littell (1)..................................................     6,230   0.02%
Sean McDonald (1).......................................................     4,315   0.01%
Gerald E. McGinnis (6)..................................................   580,455   1.74%
John L. Miclot (2)......................................................   106,926   0.32%
John C. Miles II........................................................     2,520   0.01%
Craig B. Reynolds (2)...................................................   124,027   0.37%
Geoffrey C. Waters (2)..................................................    34,725   0.10%
All directors, nominees, and executives officers as a group (17 persons) 1,681,649   4.91%

--------
(1) Includes shares which would be outstanding upon the exercise of currently exercisable stock options granted under the 1991 Non-Employee Directors' Stock Option Plan and the 2000 Stock Incentive Plan in the following amounts: Dr. Cotter, 29,324 shares; Mr. Dewberry, 20,171 shares; Mr. Hardie, 34,424 shares; Mr. Jones, 24,224 shares; Mr. Lawyer, 8,924 shares; Ms. Littell, 3,824; and Mr. McDonald, 3,824 shares.

(2) Includes shares that would be outstanding upon the exercise of currently exercisable stock options granted under the Company's 1984 Incentive Stock Option Plan, 1992 Stock Incentive Plan and 2000 Stock Incentive Plan in the following amounts: Mr. Liken, 393,950; Mr. Miclot, 101,550 shares;
    Mr. Reynolds, 92,500 shares; and Mr. Waters 30,500 shares.

(3) Includes 20,785 shares held jointly with Mr. Dewberry's wife, as to which voting and investment power is shared.

(4) Includes 11,000 shares held by a partnership in which Mr. Hardie is the general partner and 6,900 shares held by Mr. Hardie's personal IRA account. Does not include 12,000 shares owned by Mr. Hardie's wife, as to which he disclaims beneficial ownership.

(5) Does not include 2,400 shares held by Mr. Lawyer's wife, who has sole voting and investment power of these shares and as to which Mr. Lawyer disclaims beneficial ownership.

(6) Includes 48,098 shares held in the Gerald E. McGinnis Charitable Foundation. Includes 12,474 shares held jointly with Mr. McGinnis' wife, as to which voting and investment power is shared. Includes 50,150 shares that would be outstanding upon the exercise of currently exercisable stock options granted under the Company's 1992 Stock Incentive Plan.

  Other Beneficial Owners

   The following table sets forth information with respect to each shareholder known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of the record date.

                                                 Amount and
                                                 Nature of
                                                 Beneficial Percent
           Name and Address of Beneficial Owner  Ownership  of Class
           ------------------------------------  ---------- --------
           FMR Corporation
             82 Devonshire Street
             Boston, Massachusetts 02109 (1).... 3,389,131   10.16%

           Wellington Management Company, LLP
             75 State Street
             Boston, Massachusetts 02109 (2).... 2,052,200    6.15%

           Barclays Global Investors
             45 Fremont St.
             San Francisco, California 94105 (2) 1,737,517    5.21%

--------
(1) Information regarding the beneficial owner has been determined by the Company based solely upon data included in a Form 13G filed with the United States Securities and Exchange Commission and the Company. Such filing contained information as of July 31, 2002.

(2) Information regarding the beneficial owner has been determined by the Company based solely upon data included in a Form 13F filed with the United States Securities and Exchange Commission. Such filing contained information as of June 30, 2002.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

   The Board of Directors has three committees to assist in the management of the affairs of the Company: the Compensation Committee, the Audit Committee, and the Corporate Governance Committee.

   Compensation Committee. The Compensation Committee currently consists of Mr. McDonald (Chairman), Dr. Cotter, and Mr. Jones. The Compensation Committee makes recommendations regarding the compensation payable, including compensation under the Company's bonus plan, to all executive officers of the Company and certain other management personnel. This committee also administers the Company's 1984 Incentive Stock Option Plan, the 1992 Stock Incentive Plan, the 2000 Stock Incentive Plan and the Company's other stock option plans, and has the authority to grant options thereunder.

   Audit Committee.  The Audit Committee consists of Mr. Lawyer (Chairman),
Mr. Dewberry, and Mr. Miles, all of whom are independent members of the Board of Directors. This committee engages independent public accountants to audit the financial statements of the Company, reviews the proposed scope and results of the audit, and reviews the scope, adequacy and results of the Company's internal audit and control procedures.

   Corporate Governance Committee. The Corporate Governance Committee consists of Ms. Littell (Chairperson), Mr. Hardie, and Mr. McGinnis. The Corporate Governance Committee reviews the size and composition of the Board of Directors, makes recommendations with respect to nominations for directors, provides informal feedback to the Company's Directors regarding their performance as a director, and is responsible for succession planning to permit orderly changes in the makeup of the Board. This Committee will consider nominees recommended by shareholders provided that shareholders submit the names of nominees in writing to the Secretary of the Company together with a statement of the nominee's qualifications in accordance with the Company's Bylaws. Such information must be received no later than July 15, 2003 with respect to nominations for election at the 2003 Annual Meeting of Shareholders.

   During fiscal year 2002, the Compensation and Stock Option Committee met five times, the Corporate Governance Committee met two times, and the Audit Committee met eleven times. All of the Board's committees also met informally by telephone during the fiscal year as needed. The Board of Directors held four meetings during fiscal year 2002.

   Each director who is not an employee of the Company receives an annual fee of $16,000 for service as a director and committee member. Non-employee directors receive a fee of $1,000 for attendance at meetings of the full Board of Directors. In addition, each non-employee director serving as a committee chairperson receives an additional annual fee of $3,500 and all non-employee director committee members receive a fee of $500 for attendance at committee meetings. Directors fees are payable in either cash or in shares of the Company's Common Stock having a fair market value on the date of payment equal to the fee being paid based upon an annual election made by each director. Directors may also elect to defer receipt of fees. All directors are reimbursed for travel expenses related to meetings of the Board.

   Directors of the Company who are not employees also hold and receive stock options under the Company's 1991 Non-Employee Directors' Stock Option Plan and the Company's 2000 Stock Incentive Plan. Under these plans, each non-employee director is granted an option on the third business day following each Annual Meeting of Shareholders to purchase 5,100 shares of the Company's Common Stock at the fair market value on such date. Each option has a term of 10 years, becomes exercisable in installments and is fully exercisable after three years from date of grant.

REPORT OF THE AUDIT COMMITTEE

   The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

   The primary responsibilities of the Audit Committee are to assure the directors, regulators and shareholders that the Company's business controls and financial accounting and reporting practices are adequate and effective and that the Company is complying with applicable rules and regulations relating thereto. The Audit Committee's activities are governed by a written charter adopted by the Board of Directors and included as an exhibit to the Company's 2001 Proxy Statement. The Audit Committee is currently reviewing the charter in light of the recently enacted Sarbanes-Oxley Act of 2002 and the actions of other regulatory bodies and expects to modify the charter on a timely basis as needed.

   The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. As part of its efforts to carry out its responsibilities, the Committee met eleven times during fiscal year 2002.

   In overseeing the preparation of the Company's financial statements, the Committee met with the Company's outside auditors, Ernst & Young LLP ("Ernst & Young"), both with and without Company management to review and discuss the Company's annual financial statements prior to their issuance and to discuss significant accounting issues. Additionally, the Committee met with Ernst & Young and management prior to the issuance of the Company's quarterly financial statements. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and Ernst & Young. The Committee's review included discussion with Ernst & Young of matters that are required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

   The Committee also discussed with Ernst & Young matters relating to Ernst & Young's independence, including disclosures made by Ernst & Young to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

   On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, for filing with the Securities and Exchange Commission.

CERTAIN FEES

   The following disclosures are required by Securities and Exchange Commission regulations.

  Audit Fees

   The following represents the aggregate fees of Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2002 and the review of the Company's quarterly earnings releases and Form 10-Q's for fiscal year 2002: $258,100.

  Financial Information Systems Design and Implementation Fees

   The Company did not engage Ernst & Young to provide professional services for financial information systems, design or implementation or which are otherwise of the type identified in Rule 2-01(4)(ii)(B) of Regulation S-X for fiscal year 2002.

  All Other Fees

   The following represents the aggregate fees billed for services rendered by Ernst & Young, other than the services covered under the headings "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for fiscal year 2002: $1,229,400. These fees included $403,100 for audit related services (primarily acquisition due diligence, statutory audits and advisory services) and $826,300 for tax compliance and consulting services. The Audit Committee believes that the provision of the above services by Ernst & Young is compatible with maintaining Ernst & Young's independence.

MEMBERS OF THE AUDIT COMMITTEE

Joseph C. Lawyer, Chairman
J. Terry Dewberry
John C. Miles II

MATTERS TO BE ACTED UPON

1.  ELECTION OF DIRECTORS

   The Board of Directors, acting pursuant to the Restated Certificate of Incorporation of the Company, has determined that the number of directors constituting the full Board of Directors shall be eleven at the present time.

   The Board is divided into three classes. One such class is elected every year at the Annual Meeting of Shareholders for a term of three years. Accordingly, a class is to be elected at the 2002 Annual Meeting of Shareholders, with each director so elected to hold office until the 2005 Annual Meeting of Shareholders or until the director's prior death, disability, resignation or removal.

   The Board of Directors has nominated J. Terry Dewberry, Donald H. Jones and James W. Liken for reelection to the Board for the class of 2005, and each of them has agreed to serve if elected. The Board of Directors recommends that the shareholders vote "FOR" the election of the three persons nominated to the Board of Directors. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified. If any nominee becomes unable or unwilling to serve as director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

   Information concerning those nominees for director (class of 2005) and the other directors who will continue in office after the meeting (classes of 2003 and 2004) is set forth below.

Name                    Position with the Company
----                    -------------------------
Class of 2005
J. Terry Dewberry       Director
Donald H. Jones         Director
James W. Liken          President, Chief Executive Officer and Director

Class of 2004
Douglas A. Cotter Ph.D. Director
Gerald E. McGinnis      Chairman of the Board
Craig B. Reynolds       Executive Vice President, Chief Operating Officer and Director
Candace L. Littell      Director

Class of 2003
James H. Hardie         Director
Joseph C. Lawyer        Director
Sean McDonald           Director
John C. Miles II        Director

   Dr. Cotter is 59 years old. He has been a director of the Company since February 1989. Since July 2000, Dr. Cotter has been a Senior Vice President of Leerink Swann and Company, an investment banking firm focusing on life science and medical corporations. From April 1998 to July 2000 and from 1985 to 1996, Dr. Cotter was President of Healthcare Decisions, Inc., a Massachusetts health care and biotechnology consulting firm specializing in corporate development, strategic planning and acquisitions. Between April 1996 and March 1998, Dr. Cotter was Vice President of Decision Resources, an international consulting firm specializing in the health care industry (primarily pharmaceuticals). For nineteen years prior to joining Healthcare Decisions, Dr. Cotter was employed by Corning Glass Works, where he held various management positions in research, product development and clinical information systems.

   Mr. Dewberry, age 58, is a private investor. He has served as a director of the Company since the completion of the merger between the Company and Healthdyne Technologies, Inc. ("Healthdyne") on February 11, 1998. From March 1992 until March 1996, Mr. Dewberry was Vice Chairman of Healthdyne, Inc. From 1984 to 1992, Mr. Dewberry served as President and Chief Operating Officer, and Executive Vice President of Healthdyne, Inc.

   Mr. Hardie is 72 years old. He has been a director of the Company since November 1991. He is a lawyer and of counsel to Reed Smith LLP, a leading law firm with approximately 730 lawyers in 14 offices in the United States and the United Kingdom, which since 1988 has performed legal services for the Company. Mr. Hardie was a partner of that firm from 1962 through June 1999. He is also President and a Trustee of the Audubon Society of Western Pennsylvania, a trustee of two other non-profit corporations, and a director of one other corporation, the securities of which are not publicly traded.

   Mr. Jones is 65 years old. He has been a director of the Company since May 1996. Currently, Mr. Jones serves as chairman of Triangle Capital Corporation, an investment banking and management firm. From 1990 to 1996, Mr. Jones served as Chairman of IndustryNet, an online electronic commerce company linking business-to-business buyers and sellers through electronic networks including the Internet. Mr. Jones founded IndustryNet in 1990. In 1996 IndustryNet, together with a subsidiary of another large corporation, was merged into Nets, Inc.
Mr. Jones was not an executive officer of Nets, Inc., which filed for bankruptcy under Chapter 11 in May, 1997. In 1982 Mr. Jones launched International Cybernetics Corporation ("ICC"), a developer of advanced factory automation control systems. In 1985 Mr. Jones merged ICC into the Industrial Automation Systems Division of Gould Electronics Inc. ("Gould") and he became Vice President of Business Development for Gould. In 1988 the division was sold to AEG, a West German based multinational company and Mr. Jones ceased to be an officer.

   Mr. Lawyer is 57 years old. He has been a director of the Company since 1994. Since May 2000, Mr. Lawyer has served as Vice Chairman of Reunion Industries, Inc. ("Reunion") which designs, manufactures and markets a broad range of fabricated and machined parts and products and also manufactures high volume, precision plastic parts. Mr. Lawyer served as President and Chief Executive Officer of Reunion from March 2000 until his retirement from that position in May 2000. He has also been a Director of Reunion since March 2000. From 1988 through March 2000, he was President, Chief Executive Officer and a Director of Chatwins Group, Inc. ("CGI") which merged with Reunion in March 2000. From 1986 to 1988 he was President, Chief Executive Officer and a Director of CP Industries, a predecessor company of CGI. Prior thereto, he held various operations, marketing, sales, finance and strategic planning positions for U.S. Steel Corporation for 17 years.

   Mr. Liken is 53 years old. He has served as a director of the Company since January 1999 and President and Chief Executive Officer since August 1999.
Mr. Liken was President and owner of Liken Home Medical, Inc. from 1990 until he sold that business in July 1998. Mr. Liken was a private investor from July 1998 until August 1999. In addition, Mr. Liken was a consultant to the Company from July 1998 until January 1999. Mr. Liken has been active in the home medical business since 1971, serving in management and ownership capacities for several predecessor companies to Liken Home Medical, Inc. Mr. Liken also served on the Board of Directors of the National Association for Medical Equipment Services (NAMES) from 1984 to 1998 and was the Chairman of that board from 1987 to 1989 and again from 1997 to 1998. Since 1997, Mr. Liken has been a member of the Business Advisory Council of the Federal Reserve Bank of Cleveland.

   Ms. Littell is 45 years old. She has served as a director of the Company since 1999. She previously served as a director of the Company in 1997. From January 1995 through January 1998, and again since September 1999, she has been the President of C L Littell & Associates, Inc., a consulting firm headquartered in Virginia, specializing in health policy, payment and outcomes management for medical technology companies and related health care organizations. During the period from February 1998 through August 1999, Ms. Littell served as Senior Health Policy Advisor to the Health Industry Manufacturers Association ("HIMA"), where she advised the association's membership and executive management on health care financing developments affecting the medical technology industry. Between 1992 and 1994, Ms. Littell was Executive Director of the Health Care Technology Institute, a privately funded organization where she oversaw the development of research related to the impact on the economy of the medical technology industry. From 1989 through 1991, she served as Vice President of Payment and Policy of HIMA.

   Mr. McGinnis is 68 years old. He has been a director of the Company since 1977 and Chairman of the Board since November 1994. He served as Chief Executive Officer of the Company between 1977 and 1994, and President between 1984 and 1994. Prior to 1977, Mr. McGinnis was President of Lanz Medical Products Corporation, the predecessor to the Company. From 1971 to 1975,
Mr. McGinnis also served on the staff of the Critical Care Department, Presbyterian University Hospital, Pittsburgh, where he participated in various medical engineering programs seeking the application of technology to medical care. Prior thereto, Mr. McGinnis was head of the Surgical Research Department at Allegheny General Hospital, Pittsburgh, for two years and for eleven years he was employed at the research and development laboratory of Westinghouse Electric Corporation. At Westinghouse he served six years as the Manager of the Bio-Engineering Department and headed the medical product development activities.

   Mr. McDonald is 42 years old. He has been a director of the Company since 2000. Mr. McDonald is the President and Chief Executive Officer of Precision Therapeutics, Inc., a biomedical company providing comprehensive, personalized cancer management information, a position he has held since January 2001. From July 1999 to September 2000, he served as Group President of the Automation Group of McKessonHBOC, a diversified Fortune 100 healthcare company. From April 1996 through June 1999, Mr. McDonald served as President of the Automated Healthcare Division of McKesson Health Systems, a successor company to Automated Healthcare, Inc. which Mr. McDonald founded in 1990. Automated Healthcare, Inc. was acquired by McKessonHBOC in April 1996. For ten years prior to founding Automated Healthcare, Inc., Mr. McDonald held engineering and engineering management positions with divisions of Westinghouse Electric Corporation.

   Mr. Miles is 60 years old. He has been a director of the Company since February 2002. Mr. Miles is the Chairman and Chief Executive Officer of
Dentsply International, Inc. ("Dentsply"), the world's largest manufacturer of dental products. Mr. Miles has served as Dentsply's Chief Executive Officer since January 1996 and as the Chairman of its Board of Directors since May 1998.

   Mr. Reynolds is 54 years old. He has been a director of the Company since the completion of the merger between the Company and Healthdyne on February 11, 1998. Prior to joining the Company, Mr. Reynolds served as President of Healthdyne from January 1987 until completion of the merger with the Company and served as Chief Executive Officer starting in 1993. Previously, he served as President of the Healthdyne Cardiovascular Division of Healthdyne, Inc. from January 1985 to December 1986 and as Vice President of Business and Technology Development of the Technologies Division of Healthdyne, Inc. from January 1981 to December 1984.

2.  SELECTION OF AUDITORS

   The Audit Committee has selected the independent public accounting firm of Ernst & Young as the auditors to examine the consolidated financial statements of the Company for fiscal year 2003. The Board of Directors recommends that the shareholders vote "FOR" ratification of the appointment of Ernst & Young. The proxies solicited on behalf of the Board of Directors will be voted to ratify selection of that firm unless otherwise specified.

   Ernst & Young has served as the independent auditors for the Company since 1984. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

3.  OTHER BUSINESS

   The Board of Directors does not know of any other business to be presented to the Annual Meeting of Shareholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

VOTE REQUIRED

   Under Delaware law, the three nominees for election as directors at the Annual Meeting of Shareholders who receive the greatest number of votes cast for the election of directors by the holders of the Company's Common Stock present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, will be elected as directors. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders, a quorum being present, is necessary for ratification of the selection of Ernst & Young. The aggregate number of shares for which a vote "For", "Against" or "Abstain" is made is counted for the purpose of determining the minimum number of affirmative votes required for approval, and the total number of votes cast "For" approval is counted for the purpose of determining whether sufficient votes are received. An abstention from voting on a matter other than election of directors by a shareholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "Against" the matter. If a broker or similar nominee limits on a proxy card the number of shares voted on a proposal or indicates that the shares represented by a proxy card are not voted on the proposal, such broker "non-votes" will not be voted on the proposal and will not be counted in determining the number of affirmative votes required for approval.

EXECUTIVE COMPENSATION

   The following table sets forth information concerning compensation paid to the Chief Executive Officer of the Company during fiscal year 2002 and the four highest paid executive officers other than the Chief Executive Officer (the "named officers") for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended June 30, 2002, 2001 and 2000.

                          Summary Compensation Table

                                                                  Long Term Compensation
                                                               -----------------------------
                                      Annual Compensation             Awards         Payouts
                                  ---------------------------- --------------------- -------
                                                                          Securities
                                                  Other Annual Restricted Underlying  LTIP    All other
                                  Salary   Bonus  Compensation   Stock     Options/  Payouts Compensation
Name and Principal Position  Year ($) (A)   ($)     ($) (B)      Awards   SAR's (#)    ($)     ($) (C)
---------------------------  ---- ------- ------- ------------ ---------- ---------- ------- ------------
James W. Liken               2002 247,692  75,000      --          --       40,000     --       76,529
  President and Chief        2001 100,000 302,320      --          --       48,150     --       76,529
  Executive Officer          2000  83,946  45,833      --          --      381,847     --       22,830

John L. Miclot               2002 291,622  92,197      --          --       30,000     --       54,207
  Senior Vice President,     2001 259,327  70,595      --          --       30,000     --       49,743
  President--Homecare        2000 235,536  31,250      --          --      100,000     --       45,173
  Division

Craig B. Reynolds            2002 317,812  51,000      --          --       30,000     --       68,690
  Executive Vice President,  2001 289,151  78,013      --          --       40,000     --       67,863
  Chief Operating Officer    2000 275,059  34,978      --          --      100,000     --       48,513

Gerald E. McGinnis           2002 250,000      --      --          --       20,000     --       75,011
  Chairman of the Board      2001 212,390      --      --          --        7,500     --       75,011
                             2000 190,258      --      --          --       20,000     --       74,711

Geoffrey Waters              2002 184,183  58,957      --          --       15,000     --       37,387
  President-International    2001 167,640  49,725      --          --       14,000     --       33,637
                             2000 159,190  19,976      --          --       10,000     --       32,505

--------
(A) This column represents base salary and includes tax deferred Section 401(k) contributions under the Company's Retirement Savings Plan.

(B) The dollar value of perquisites and other personal benefits is required to be disclosed under this column if the amount for any named officer equals or exceeds $50,000 or 10% of the total annual salary and bonus. The dollar value of the perquisites and other personal benefits did not exceed the threshold amount for any of the named officers for any of the years covered in the table.

(C) The amounts in this column for 2002 represent the following: matching contributions under the Company's Retirement Savings Plan (Mr. Liken, $5,100; Mr. Miclot, $5,100; Mr. McGinnis, $5,100; Mr. Waters, $5,100);
    annuity plan premiums and related income tax gross ups paid on the officer's behalf (Mr. Liken, $71,429; Mr. Miclot, $49,107; Mr. Reynolds, $54,433; Mr. McGinnis $69,911; Mr. Waters, $32,287); and reimbursement of interest incurred on a loan by a commercial bank to an officer (Mr. Reynolds, $14,257).

STOCK OPTIONS

   The following table sets forth information concerning stock option grants made to the named officers during the fiscal year ended June 30, 2002. The Company has not granted any stock appreciation rights ("SAR's") to any of the named officers or any other officers or employees of the Company.

                       Option Grants in Last Fiscal Year
                              All Named Officers

                   Number of
                   Securities   % of Total
                   Underlying    Options
                    Options     granted to   Exercise of
                    Granted     employees    Base Price
       Name         (#) (A)   in fiscal year ($/Sh) (B)  Expiration Date 5% ($)   10% ($)
       ----        ---------- -------------- ----------- --------------- ------- ---------
James W. Liken       40,000         6%          33.68    August 22, 2011 847,389 2,147,437
John L. Miclot       30,000         4%          33.68    August 22, 2011 635,542 1,610,578
Craig B. Reynolds    30,000         4%          33.68    August 22, 2011 635,542 1,610,578
Gerald E. McGinnis   20,000         3%          33.68    August 22, 2011 423,694 1,073,718
Geoffery Waters      15,000         2%          33.68    August 22, 2011 317,771   805,289

--------
(A) Options granted in 2002 are exercisable starting 12 months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time and an additional 25% of the option shares becoming exercisable on each successive anniversary date, with all option shares exercisable on the fourth anniversary date. Under the terms of the Company's stock option plans, this exercise may be accelerated in certain specific situations.

(B) Under the terms of the Company's stock option plans, there are not provisions that permit these options to be repriced other than to reflect stock splits, stock dividends, or similar events.

   The following table sets forth information concerning the stock option exercises by the named officers during the fiscal year 2002 and the unexercised stock options held at June 30, 2002 by the named officers.

     Aggregated Option Exercises in Last Fiscal Year FY-End Option Values

                                                                    Value of Unexercised In-
                                            Number of Unexercised     the-Money Options at
                                           Options at FY-Ends (#)          FY-End ($)
                      Shares     Value    ------------------------- ------------------------
                   Acquired on  Realized                                Exercisable (2)/
       Name        Exercise (3) ($) (1)   Exercisable/Unexercisable      Unexercisable
       ----        ------------ --------- ------------------------- ------------------------
James W. Liken            --           --    295,400 /  174,600      7,457,416 / 3,146,703
John L. Miclot            --           --      57,025 / 107,025      1,000,352 / 1,741,502
Craig B. Reynolds     50,000    1,293,312      63,575 / 114,525        741,357 / 1,858,352
Gerald E. McGinnis        --           --       35,575 / 38,325          836,710 / 410,441
Geoffrey Waters        9,100      175,130       20,574 / 34,926          339,894 / 370,469

--------
(1) Represents the amount by which the fair market value of the shares acquired on exercise at the exercise date exceeded the exercise price of such shares.

(2) Represents the amount by which the fair market value ($34.05) of the shares covered by the stock options on June 30, 2002 exceeded the exercise price of such options.

Employment Agreements and Other Transactions

   Effective October 1, 1999 and as subsequently amended, the Company entered into an Employment Agreement with Mr. Liken providing for his employment as President and Chief Executive Officer of the Company for an initial term ending on September 30, 2004 absent prior notice by either the Company or Mr. Liken at the end of the initial term. The Agreement will be automatically extended for an additional three year term and thereafter will be extended each year for one additional year. The Agreement as amended provides for a base salary of $500,000 per year effective as of February 1, 2002 (subject to annual adjustment) plus participation in the Company's benefit and incentive plans on a basis comparable with other executives in the Company. The Agreement also provided for a grant of options in fiscal year 2000 to Mr. Liken to purchase 263,700 shares of the Company's Common Stock at $8.38 per share (the fair market value at the date of grant) pursuant to the Company's 1992 Stock Incentive Plan. See "Report of the Compensation Committee--CEO Compensation" below.

   Effective November 11, 1997, the Company entered into Employment Agreements with Messrs. Reynolds and Miclot providing for their employment as Senior Vice President (now Executive Vice President and Chief Operating Officer) and Group Vice President--Sleep Disorders (now Senior Vice President and President-- Home Care Division), respectively, for three year terms ending February 11, 2001. The Agreements are automatically extended each year for an additional year absent prior notice by either party. The Agreements provide for base salaries of $251,538 for Mr. Reynolds and $203,679 for Mr. Miclot (subject to annual adjustment) plus participation in the Company's benefit and incentive plans on a basis comparable with other executives in the Company. Effective August 16, 2000, Mr. Reynolds' Employment Agreement was amended to, among other things, provide for the payment to Mr. Reynolds of an amount equal to 150% of his then current base salary upon the expiration of the Employment Agreement or the termination of the Employment Agreement by the Company or Mr. Reynolds for any reason. Such amount is generally payable over a two year period beginning on the date of expiration or termination of the Agreement. As part of the amendment, Mr. Reynolds agreed to forego certain rights under his Employment Agreement.

   Mr. Reynolds is also entitled to certain benefits pursuant to a defined benefit plan that was maintained by Healthdyne. The estimated annual benefit payable to Mr. Reynolds under this plan, assuming retirement at age 65, is approximately $66,000. This benefit will be reduced by any Social Security benefits paid to Mr. Reynolds after retirement.

   Effective April 1, 1999 the Company entered into an Employment Agreement with Mr. McGinnis providing for his employment as Chairman of the Company's Board of Directors until March 31, 2004, subject to termination by either party with at least 12 months notice. Under the terms of the Agreement, Mr. McGinnis shall not be required to devote more than approximately two-thirds of his working time to the performance of his duties as Chairman, including insuring that the policies and directions of the Board are being carried out by the Company's management and assisting management in its efforts to do so, assisting the Company's President in fulfilling the Company's civic and charitable responsibilities, assisting in developing and maintaining strategic plans for the Company's future, the development of its present and new products and strategies for continued operation and growth, and providing guidance and direction in new product development as well as acquisition of new products and businesses. The Agreement provides for a base salary at the rate of $190,000 per year (subject to annual adjustment) plus participation in the Company's benefit plans on a basis comparable with other executives in the Company.

   Effective September 1, 2000, the Company entered into an Employment Agreement with Mr. Waters providing for his employment as President--International for a three year term ending September 1, 2003. The agreement is automatically extended each year for one additional year absent prior notice by either party. The Agreement provides for a base salary of $178,048 per year (subject to annual adjustment) plus participation in the Company's benefit and incentive plans on a basis comparable with other executives in the Company.

Executive Officers

   The executive officers of the Company, other than those who also serve as directors and are described in the preceding pages, are Daniel J. Bevevino, 42, Vice President and Chief Financial Officer; Steven P. Fulton, 43, Vice President and General Counsel; John L. Miclot, 43, Senior Vice President and President--Home Care Division; Geoffrey Waters, 52, President--International; Paul L. Woodring, 62, President--Hospital Division; and Susan A. Lloyd, 53, Vice President--Asthma and Allergy Division.

   Mr. Bevevino joined the Company in 1988 as Manager of Cost Accounting. From 1990 to 1994 Mr. Bevevino served as Controller. In November of 1994, Mr. Bevevino was elected Chief Financial Officer and in May 1996 was also elected Vice President. Prior to his affiliation with the Company, Mr. Bevevino, who is a Certified Public Accountant, spent five years with Ernst & Young.

   Mr. Fulton joined the Company on a part time basis in May 1995 serving as General Counsel. In January 1996 his role was expanded to full time status. In October 1996, in addition to his General Counsel role, Mr. Fulton was elected Vice President, Human Resources. In February 1998, Mr. Fulton was appointed to the position of Vice President and General Counsel. Prior to joining the Company, Mr. Fulton was a partner in the Pittsburgh office of Reed Smith LLP. He joined the law firm in May 1984. Prior to this employment, he served briefly in an engineering capacity for Westinghouse Electric Corporation.

   Ms. Lloyd, as part of the Company's merger with Healthdyne, joined the Company in February 1998 as Vice President--Sales and Marketing, Asthma and Allergy. In July 1999, she was named Vice President--Asthma and Allergy Division. Ms. Lloyd was employed by Becton, Dickinson and Company from 1974 through 1990, serving in a variety of sales and marketing positions, including most recently as Director of Marketing for the Becton Dickinson Acute Care Division. In 1990, she joined Healthscan Products, Inc. ("Healthscan") as Director of Marketing. In 1994, Healthdyne acquired Healthscan and Ms. Lloyd was named Vice President, Marketing for Healthscan. In 1997, she was named Vice President, Sales and Marketing for Healthscan, a position she held until Healthdyne was merged with Respironics.

   Mr. Miclot, as part of the Company's merger with Healthdyne, joined the Company in February 1998 as Group Vice President--Sleep Disorders. In August 1998, in addition to his Group Vice President role he acquired the added responsibility of Vice President Sales and Marketing. In July 1999, Mr. Miclot was named Senior Vice President and President--Home Care Division. From 1995 to February of 1998, Mr. Miclot had been Senior Vice President Sales and Marketing for Healthdyne. Prior to that time, he was Vice President of Marketing for Medex, Inc. which he joined in February 1994. Mr. Miclot previously held several senior positions in marketing, international activities and sales with Ohmeda, a Division of British Oxygen Corporation, which he joined in 1988.

   Mr. Waters, as part of the Company's acquisition of LIFECARE International, Inc., joined the Company in October 1996, as Vice President Customer Satisfaction. In February 1998, Mr. Waters was transitioned to the position of Vice President--International Sales and Marketing. In July 1999, Mr. Waters was named Vice President--International and was named President--International in May 2000. Prior to joining the Company, Mr. Waters was employed in various capacities by LIFECARE International, Inc. from 1984 to 1996. His last position with LIFECARE was President and Chief Operating Officer.

   Mr. Woodring, as part of the Company's merger with Healthdyne, joined the Company in February 1998 as Vice President--Operations, Respiratory. In July 1999, Mr. Woodring was named Vice President--Hospital Division and was named President--Hospital Division in February 2002. Mr. Woodring was employed by Puritan-Bennett (now Nellcor Puritan Bennett, a division of Tyco International Ltd.) from 1976 to 1995, serving in a variety of engineering and management positions, including most recently as Vice President and General Manager of the Ventilator Systems Division. Mr. Woodring formed a new company, InVentive Technologies, in 1995, and was employed there until joining Healthdyne in 1996.

                     REPORT OF THE COMPENSATION COMMITTEE

Introduction

   Decisions regarding compensation of the Company's executive officers generally are made based on recommendations by the Compensation Committee, which is composed of independent directors. All decisions of the Compensation Committee relating to compensation of the Company's executive officers are reviewed and approved by the full Board. Set forth below is a report submitted by the members of the Board's Compensation Committee addressing the Company's compensation policies for fiscal year 2002 as they affected executive officers of the Company, including Mr. Liken, the Company's President and Chief Executive Officer, and Messrs. Miclot, Reynolds, McGinnis and Waters, the four executive officers other than Mr. Liken who were, for fiscal year 2002, the Company's most highly compensated executive officers. Through May 2002, the Compensation Committee consisted of Messrs. Dewberry, Hardie, and Lawyer and Ms. Littell. In May 2002, the Company's Stock Option Committee and its Compensation Committee were combined into the Compensation Committee and Messrs. McDonald, Jones and Cotter were appointed to this committee, replacing Messrs. Dewberry, Hardie, and Lawyer and Ms. Littell who served on the Compensation Committee and Messrs. Dewberry and Lawyer and Ms. Littell who served on the Stock Option Committee.

Compensation

   The Company's executive and key employee compensation program consists of a base salary component, a component providing the potential for an annual profit sharing bonus based on overall Company performance as well as individual performance, and a component providing the opportunity to earn stock options linking the employee's long-term financial success to that of the Company's shareholders.

  Cash Compensation

   Officers are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity to the Company. Comparable companies are selected based on products marketed, customers and markets served, geographic distribution, manufacturing locations and complexity of operations (which involves several factors, with sales revenue being a major factor) for those companies operating in the respiratory products market. In addition, the Company participates in compensation surveys and receives summary compensation survey information from these and other sources.

   The methodology used to determine guidelines for compensation was a matching of each executive's responsibilities to a comparable position described in the surveys. Based on this matching, each executive's salary was compared to the corresponding salary range of comparable executives in the surveys. Then, an appropriate salary range (e.g., 25th percentile, median, 75th percentile) was selected based on the comparison of the executive's responsibilities to those of the comparable position in the surveys. The comparable companies operating in the respiratory market and other data were then examined for reasonableness on a position-by-position basis. Salaries were established based on the performance of the executive given his responsibilities within a specific position and the relationship of the current salary to the appropriate percentile for the most comparable position available within the surveys.

   The primary level of compensation is based on a combination of years of experience and performance. An officer's performance is based on how well he meets objectives set by his supervisor through a Company-wide process of stating objectives for each associate (employee), insuring compatibility of objectives among associates, reviewing performance against objectives and recognizing the accomplishment of these objectives. The Board of Directors establishes and reviews the objectives of the Chairman of the Board, and the Board also assesses the Chairman's performance compared to these objectives. The salary of all officers is reviewed annually in November, with the amount of the increases (which take effect the following February) based on factors such as Company performance, general economic conditions, marketplace compensation trends and individual performance. The relative weight of each of these factors in determining salary increases varies for each annual salary determination. There is no fixed weighting. However, in the past, the factors which have generally had the greatest influence on salary increases have been (in decreasing significance) Company performance, individual performance, marketplace trends in compensation and general economic conditions.

  Profit Sharing and Other Bonuses

   The second compensation component is a Company-wide profit sharing program under the Company's Profit Sharing Bonus Plan. Bonuses are primarily based on the Company's annual financial performance and secondarily on the performance of the individual. Bonuses under this program generally range from zero to 50% of base salary. The measures of annual financial performance used in determining the amount of bonuses include sales growth, earnings growth and achievement of net income targets. Based on these factors, profit sharing bonuses were accrued for fiscal year 2002 for the named officers in the amounts set forth in the Summary Compensation Table above, other than Mr. Waters' bonus set forth which was based on international sales results.

  Stock Options

   The third major component of the officer's compensation consists of stock options. The primary purpose of granting stock options is to link the officers' financial success to that of the stockholders of the Company. The exercise price of stock options is determined by Compensation Committee at the time the option is granted, but may not be less than the fair market value of the Company's Common Stock as of the date of grant. Options generally become exercisable commencing a minimum of six months from the date of grant and are exercisable for a maximum period of 10 years, as determined by the Compensation Committee, and all options have vesting periods of generally not less than three years.

   The Stock Option Committee awarded stock options to 383 of the Company's employees during fiscal year 2002. Stock options granted to named officers during fiscal year 2002 are listed on the table entitled "Option Grants in Last Fiscal Year."

CEO Compensation

   The following factors constitute the basis for the compensation paid to Mr. Liken, who served as the Company's Chief Executive Officer ("CEO") during fiscal year 2002: his responsibilities as the Company's CEO; the Company's ability to achieve its objectives for revenue and earnings growth and its objectives for long-term growth; the salaries paid to other CEO's of comparable companies as reported in industry surveys; and his experience compared to the CEO's of comparable companies in industry surveys. In Mr. Liken's case, the Compensation Committee had determined in fiscal years 2000 and 2001 that it was most appropriate for his compensation to be highly correlated to the Company's stock price and financial performance and to be more heavily weighted towards performance-based cash bonuses and stock options rather than base salary. Accordingly, during those fiscal years his annual base salary was fixed at $100,000 and he received profit sharing bonuses and stock option grants at levels higher than the Company's other executives. Pursuant to an amendment to Mr. Liken's Employment Agreement referenced in the "Executive Compensation" section of this Proxy Statement, Mr. Liken's annual base salary was adjusted to $500,000 effective February 1, 2002 in recognition of his contribution to the Company's performance and its substantive increase in value. He was also awarded a profit sharing bonus of $75,000 for fiscal year 2002 as reflected in the Summary Compensation Table above. Stock options granted to Mr. Liken in fiscal year 2002 are shown in the Summary Compensation Table and in the Option Grant table. The Compensation Committee believes that Mr. Liken's current compensation components reflect market levels.

  Compensation Committee of the Company's Board of Directors:

             Joseph C. Lawyer,          Sean McDonald, Chairman
             Chairman (February 1999    (May 2002--present)
             through     May 2002)

             J. Terry Dewberry          Douglas A. Cotter (May
             (February 1999 through     2002--present)
             May 2002)

             James H. Hardie (February  Donald H. Jones (May
             1999 through May 2002)     2002--present)

             Candace L. Littell
             (February 1999 through
             May 2002)

  Stock Option Committee of the Company's Board of Directors:

             Joseph C. Lawyer,
             Chairman (February 1999
             through     May 2002)

             J. Terry Dewberry
             (February 1999 through
             May 2002)

             Candace L. Littell
             (February 1999 through
             May 2002)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Securities and Exchange Commission's rules relating to the disclosure of executive compensation require that the Proxy Statement include certain information about "insider" participation on compensation committees and about specific kinds of "interlocking" relationships between the compensation committees of different companies, under the foregoing caption. All members of the Compensation Committee are outside directors, and no such interlocking relationships exist.

   The Compensation Committee of the Board of Directors is responsible for executive compensation decisions as described above under "Board of Directors and Committees of the Board." During fiscal year 2002, the Committee consisted of Mr. Lawyer (Chairman), Messrs. Dewberry and Hardie, and Ms. Littell through May 2002 and Mr. McDonald (Chairman), and Messrs. Jones and Cotter thereafter.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers National Market System initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

   All Forms 3, 4 and 5 have been filed within the guidelines of the Commission during fiscal year 2002 with the following exceptions; Messrs. Jones, Lawyer and McDonald had four late filings and Mr. Miles had one late filing, all of which related to the receipt, at their election, of their directors' fees in shares of the Company's common stock (see "Board of Directors and Committees of the Board" above). In making this disclosure, the Company has relied solely on the written representation of its directors and officers and copies of the reports that they have filed with the Commission.

PERFORMANCE GRAPH

   The following graph shows a five year comparison of cumulative total returns for the Company, the NASDAQ Market Index, and the S&P 500 Healthcare Equipment and Supplies Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at June 30, 1997, and that all dividends were reinvested.




                                    [CHART]

                                                  Fiscal Year Ended June 30,
                                        -----------------------------------------------
                                         1997    1998    1999    2000    2001    2002
                                        ------- ------- ------- ------- ------- -------
Respironics Inc........................ $100.00 $ 73.67 $ 71.60 $ 85.21 $140.88 $161.18
NASDAQ Index........................... $100.00 $131.39 $186.27 $275.03 $149.82 $101.47
S&P 500 Healthcare Equipment & Supplies
  Index................................ $100.00 $132.23 $162.30 $178.17 $172.27 $168.39

MISCELLANEOUS

   The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy solicitation material, proxies may be solicited personally, or by telephone, facsimile or other electronic means, by employees of the Company and its subsidiaries who will receive no additional compensation for such services. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in the sending of proxy solicitation material and the 2002 Annual Report to beneficial owners of stock held in their names.

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 2002 MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER UPON WRITTEN REQUEST TO DORITA A. PISHKO, CORPORATE SECRETARY, RESPIRONICS, INC., 1010 MURRY RIDGE LANE, MURRSYVILLE, PENNSYLVANIA 15668.

                                          Dorita A. Pishko
                                          Corporate Secretary

October 14, 2002

This proxy is solicited on behalf of the Board of Directors and will be voted as specified. If no choice is specified, this proxy will be voted FOR Items 1 and
2. A vote FOR the election of nominees listed includes discretionary authority to vote for a substitute if any nominee is unable to serve or for good cause will not serve.

Please mark your votes as indicated in this example   [X]

1. Election of Directors. NOMINEES: 01 J. Terry Dewberry, 02 Donald H. Jones, and 03 James W. Liken to the class of 2005.

FOR all nominees (listed above             WITHHOLD AUTHORITY to vote for all
except as noted to the contrary)           nominees listed above

               [ ]                                    [ ]

2. To ratify the selection of Ernst & Young LLP as independent public accountants for the fiscal year ending June 30, 2003.

               FOR                                  AGAINST
               [ ]                                    [ ]

Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------

PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY!

Signature                                Signature
          -----------------------------            ----------------------------

Date:
      ----------------------------------------------------------------

Shareholder(s) signature should correspond to the name(s) shown hereon. (Executors, Administrators, Trustees, etc. should so indicate when signing.)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                RESPIRONICS, INC.
                             1010 Murry Ridge Lane
                             Murrysville, PA 15668

               ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 18, 2002

Gerald E. McGinnis, James W. Liken and Dorita A. Pishko, or any of them, are hereby appointed proxies with full power of substitution, to vote the shares of the shareholder(s) named on the reverse side hereof at the Annual Meeting of Shareholders of Respironics, Inc. to be held at 1010 Murry Ridge Lane, Murrysville, Pennsylvania, on November 18, 2002, at 5:15 p.m. and at any adjournment thereof, as directed hereon, and in their discretion to vote and act upon any other matters as may properly come before this meeting.

                          (Continued on reverse side)

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                              FOLD AND DETACH HERE